UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 23, 2015
Date of Report (Date of Earliest Event Reported)

ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 23, 2015, Itron, Inc. (the Company) entered into an amended and restated credit agreement providing for committed credit facilities in the amount of $725 million U.S. dollars. The credit agreement consists of a U.S. dollar term loan facility (the term loan) with a principal amount of $225 million and a multicurrency revolving credit facility (the revolver) with a principal amount of up to $500 million.

Funding of the credit agreement occurred on June 23, 2015, at which time the balance of the term loan was $225 million, and the revolver was drawn in the amounts of $120 million (U.S. dollars) and €15 million (euros). The proceeds of the term loan and the revolver were used to refinance all of the Company's current and long-term debt. Upon funding, approximately $50 million of the revolver was committed to support outstanding standby letters of credit, resulting in $314 million being available for additional borrowings. The revolver permits the Company and certain foreign subsidiaries to borrow in U.S. dollars, euros, British pounds sterling, or, with lender approval, other currencies readily convertible into U.S. dollars. The revolver will be used for working capital and general corporate purposes, as well as to issue letters of credit.

Scheduled principal repayments for the term loan are due quarterly in the amounts of $2.813 million from September 2015 through June 2017, $4.219 million from September 2017 through June 2018, $5.625 million from September 2018 through March 2020, and the remainder due at maturity on June 23, 2020. Amounts borrowed under the revolver are due at maturity on June 23, 2020, but may be repaid and reborrowed prior to such date.

Interest on the term loan and the revolver is based on the index rate and the applicable margin, which is determined by the Company's total leverage ratio, as outlined in the pricing grid of the credit agreement attached hereto as Exhibit 4.1 and incorporated by reference herein. At inception, the interest rate for the term loan and the revolver is LIBOR plus 1.50% for U.S. dollar borrowings and EURIBOR plus 1.50% for euro borrowings.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
4.1
Amended and Restated Credit Agreement dated June 23, 2015 among Itron, Inc. and a syndicate of banks led by Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., J.P. Morgan Europe Limited and BNP Paribas

4.2	First Amendment to Security Agreement dated June 23, 2015 among Itron, Inc. and Wells Fargo Bank, National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

	By:	/s/ W. MARK SCHMITZ
Dated: June 23, 2015		W. Mark Schmitz
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1
Amended and Restated Credit Agreement dated June 23, 2015 among Itron, Inc. and a syndicate of banks led by Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., J.P. Morgan Europe Limited and BNP Paribas

4.2	First Amendment to Security Agreement dated June 23, 2015 among Itron, Inc. and Wells Fargo Bank, National Association